EXHIBIT 10.1


                                 LEASE AGREEMENT


                                 BY AND BETWEEN


                         MERCURY REFINING COMPANY, INC.,
                                       AND
                             26 RAILROAD AVE., INC.,
                                   AS LANDLORD


                                       AND


                               MWS NEW YORK, INC.,
                                    AS TENANT




                                  MAY 11 , 1998

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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE 1- DEFINITIONS.........................................................1

ARTICLE 2 - LEASED PROPERTY....................................................4
             2.1     Leased Premises...........................................4
             2.2     Access Easement Rights....................................4
             2.3     Term......................................................4
             2.4     Rent......................................................5
             2.5     Adjustment of Fixed Rent..................................6
             2.6     Delivery..................................................7
             2.7     Security..................................................7
             2.8     Permitted Uses............................................7
             2.9     Restrictive Use of Property...............................8

ARTICLE 3 - TAXES & PROPERTY EXPENSES..........................................8
             3.1     Taxes.....................................................8
             3.2     Lien Payment Rights.......................................8

ARTICLE 4 - INSTALLATIONS, REPAIRS & MAINTENANCE...............................9
             4.1     Installations.............................................9
             4.2     Approval of Material Installations........................9
             4.3     Installations Surrendered.................................9
             4.4     Abandonment of Installations..............................9
             4.5     Repairs and Maintenance..................................10

ARTICLE 5 - CONDEMNATION/DESTRUCTION OF PROPERTY..............................11
             5.1     Condemnation.............................................11
             5.2     Damage and Destruction of Leased Property................11

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES....................................11
             6.1     Representations and Warranties of Landlord...............11
             6.2     Representations and Warranties of Tenant.................13
             6.3     Covenants of Landlord....................................13
             6.4     Covenants of Tenant......................................14

ARTICLE 7 - COMPLIANCE WITH LAWS..............................................14
             7.1     Tenant Responsible for Compliance........................14
             7.2     Contests to Compliance...................................14

ARTICLE 8 - PHYSICAL CONDITION OF PROPERTY....................................15
             8.1     Tenant Accepts Condition of Leased Property..............15

ARTICLE 9 - RIGHT OF ENTRY....................................................15
             9.1     Right to Inspect.........................................15
             9.2     Right to Perform Testing.................................15
             9.3     Right to Perform Certain Acts............................15
             9.4     Landlord Liable for Damages..............................15

ARTICLE 10 - INDEMNIFICATION..................................................16

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             10.1    Landlord Liability Limited...............................16
             10.2    Tenant Liability Limited.................................16
             10.3    Indemnification by Tenant................................16
             10.4    Indemnification by Landlord..............................17
             10.5    Indemnification Obligation Continuing....................18
             10.6    Indemnification Procedures...............................18

ARTICLE 11- INSURANCE.........................................................18
             11.1    Tenant's Insurance.......................................18
             11.2    Landlord's Insurance.....................................19
             11.3    Waiver of Recovery Rights................................19

ARTICLE 12 - EVENTS OF DEFAULT................................................19
             12.1    Tenant Defaults..........................................19
             12.2    Landlord Defaults........................................19
             12.3    Remedies.................................................20
             12.4    Additional Remedies of Landlord..........................20
             12.5    Additional Remedies of Tenant............................21
             12.6    Not Released.............................................21
             12.7    TSD Permit...............................................21
             12.8    Mitigation...............................................21
             12.9    Shortening of Cure Periods...............................21

ARTICLE 13 - TERMINATION......................................................21
             13.1    Surrender of Leased Property.............................21
             13.2    Closure of Leased Property...............................21
             13.3    Noncompete Obligation of Landlord........................21
             13.4    Termination for Force Majeure............................22
             13.5    Obligation to Remove.....................................22
             13.6    Removal of Tenant from Government Permits and
                     Approvals................................................22

ARTICLE 14 - MISCELLANEOUS....................................................22
             14.1    Binding Effect...........................................22
             14.2    Notices..................................................22
             14.3    Memorandum of Lease......................................23
             14.4    Severability.............................................23
             14.5    Amendments...............................................24
             14.6    Appendices...............................................24
             14.7    Captions.................................................24
             14.8    Governing Law............................................24
             14.9    Waiver...................................................24

ARTICLE 15 - DISPUTE RESOLUTION...............................................24
             15.1    Arbitration..............................................24
             15.2    Forum Selection: Venue...................................24

ARTICLE 16 - RIGHT OF FIRST REFUSAL...........................................24
             16.1    Grant of Right...........................................24
             16.2    Third Party Offer........................................24
             16.3    Acceptance/Rejection.....................................25
             16.4    Definition of "Third Party"..............................25

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Appendix A:          Survey ..................................................27
Appendix B:          Legal Description of Property............................27
Appendix C:          Exceptions to Landlord's Representations.................27
Appendix D:          Description of Existing Right of First Refusal...........27

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                                 LEASE AGREEMENT


            This Lease Agreement ("Lease") is made as of this 11 day of May, 1998 ("Lease Commencement Date") by and between Mercury Refining Company, Inc., a New York corporation ("MERECO"), and 26 Railroad Ave., Inc., a New York corporation ("26 Railroad"), each with a principal place of business located at 1218 Central Avenue, Albany, New York 12205 (MERECO and 26 Railroad are collectively referred to herein as the "Landlord") and MWS New York, Inc., a Minnesota corporation ("Tenant"), with a principal place of business located at 302 North River Front Drive, Mankato, Minnesota 56001-3548 (Landlord and Tenant are collectively referred to herein as the "Parties").

                             ARTICLE 1- DEFINITIONS

            As used in this Lease, the following DEFINITIONS shall apply:

            1.1 "ACCESS EASEMENT RIGHTS" shall mean the access easement rights to the Property from Railroad Avenue over what is commonly referred to as the "Western Driveway," which access easement rights were created in Section 3 of that certain Agreement between 26 Railroad Avenue, Inc., Mercury Refining Co., Inc. and Albany Pallet & Box Co., Inc. dated March, 1996, which was recorded in Liber 2600, cp. 261 and which was modified by a letter amendment dated April 17, 1998 (the "Settlement Agreement"). The Western Driveway is depicted on the survey which is attached as Exhibit A to the Settlement Agreement.

            1.2 "ADDITIONAL RENT" shall mean all sums of money, costs, taxes, expenses or charges, interest or fees (including, but not limited to, attorneys fees) of every kind or amount whatsoever (other than the fixed rent set forth in
Section 2.4(a)) which Tenant specifically agrees to pay to Landlord or which otherwise become due and payable by Tenant under this Lease.

            1.3 "AFFILIATE" shall mean any person or entity which controls, is controlled by, or is under common control with a party or any director, officer, employee, agent, contractor, licensee or representative of the party or any of the foregoing.

            1.4 "COMMON AREA" means that portion of the Property containing all of the following:

                        (a) All paved areas helpful, necessary and convenient to
            the operation of Tenant's business operations (including but not limited to parking places);

                        (b) All helpful, necessary and reasonable ways of
            access; and

                        (c) That portion of the Phase 1 Building consisting of
            the bathrooms, the locker rooms, showers, lunchroom and office space and access ways to same,

all as depicted on APPENDIX A annexed hereto.

            1.5 "CONTAINER STORAGE BUILDING" is that building located on the Leased Property permitted and operated as a hazardous waste storage facility pursuant to the TSD Permit for mercury-contaminated waste as depicted on APPENDIX A annexed hereto.

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            1.6 "CORRECTIVE ACTION" means (i) the investigations and remedial activity required (now or in the future) under the TSD Permit to address Past Releases and Future Releases of Hazardous Substances at, from or associated with the Property, (ii) the investigation and remedial activity in connection with any Environmental Laws or associated with any Hazardous Substance required by any Government Entity in connection with Past Releases and Future Releases related to the Property, (iii) any action required to be taken by Landlord pursuant to any consent orders or agreements entered into by Landlord, and (iv) any action required by any Law that Landlord must take to address Past Releases and Future Releases in connection with its ownership of the Property or its activities or omissions on the Property at any time in the past, present or future. Past Releases means Releases that occurred due to activities conducted or failed to have been conducted prior to the Lease Commencement Date, whether or not such Release is now known. Future Releases means Releases that occur or are discovered in the future due to activities of Landlord or any other third party which occurred prior to the Lease Commencement Date, which become known after the Lease Commencement Date and which are due to actions or omissions of Landlord or any third party (other than Tenant or Tenant's Affiliates or any invitee of either) which occur after the Lease Commencement Date. Past Releases and Future Releases include but shall not be limited to Releases on, from or associated with the Property.

            1.7 "DEC" means the New York Department of Environmental Conservation and all successor agencies thereto.

            1.8 "ENVIRONMENTAL LAWS" means all applicable federal, state, local laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to any Hazardous Substances in effect as of the date of this Agreement), including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportations Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.) Articles 15 and 27 of the New York State Environmental Conservation Law.

            1.9 "GOVERNMENT ENTITY" means the United States, the State of New York, the County of Albany, the Town of Colonie, the Town of Guilderland, and any and every other agency, department, commission, rule making body, bureau, instrumentality and/or political subdivision of government of any kind whatsoever, now existing or hereafter created, now or hereafter having jurisdiction over the Property, and/or the use, occupancy, possession, operation and/or maintenance of the Property, and the New York Board of Fire Underwriters (and any successor organization, or any similar insurance rate-making body).

            1.10 "GOVERNMENT PERMITS AND APPROVALS" mean all permits, licenses, approvals, authorizations, consents or registrations, present or future, required by any applicable Law in connection with the ownership, use and/or operation of the Leased Property.

            1.11 "HAZARDOUS SUBSTANCE" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea-formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might

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cause any injury to human health or safety or to the environment or might subject Landlord or Tenant to any imposition of costs or liability under any Environmental Law.

            1.12 "INSTALLATIONS" means the installation or construction of immoveable fixtures and equipment of every kind whatsoever affixed or incorporated in or upon the Leased Property after the Lease Commencement Date, and all additions, alterations, modifications, or improvements of every kind whatsoever made in, to or upon the Leased Property after the Lease Commencement Date. "Installations" shall include (but not be limited to) equipment; lifts; engines; boilers; heating, ventilating and air conditioning equipment; ducts; pipes; conduits wiring, and fittings; paneling; partitioning; railings; lighting fixtures; plumbing equipment and fixtures; window fixtures; and fire alarm, protection and suppression equipment. The term "Material Installations" includes Installations that cost in excess of $25,000 (including design, construction and materials), but excludes loading docks.

            1.13 "LAW" or "LAWS" means each and every law, rule, regulation, order, ordinance, statute, requirement, code, policy, guideline, interpretation, decision, order, directive or executive mandate of any kind whatsoever, present or future, issued by any Government Entity applicable to or affecting the Property, and/or the use, occupancy, possession, operation, and/or maintenance of the Leased Property including but not limited to all Environmental Laws.

            1.14 "LEASE COMMENCEMENT DATE" shall mean the date as set forth in
Section 2.3(a).

            1.15 "LEASED PROPERTY" shall mean and include a right of access pursuant to the Access Easement Rights and those portions of the Property which are depicted on APPENDIX A attached hereto and which consist of the following:

                        (a) The Container Storage Building, including all
            fixtures and appurtenances thereto; and

                        (b) The Common Area together with all improvements now
            or hereafter located thereon and all easements, rights, privileges and appurtenances incident thereto.

            1.16 "MATERIAL" means a condition, event or occurrence of such significance that it materially adversely affects (a) the condition and/or value of the Leased Property; or (b) the ability of the parties to perform their respective obligations under this Lease.

            1.17 "PHASE I BUILDING" means that building (including fixtures) housing the mercury recycling equipment and such other machinery and equipment necessary or convenient to the processing of mercury contaminated waste as depicted on the survey attached hereto as APPENDIX A.

            1.18 "PRECIOUS METALS OPERATION" shall mean any and all components to the processing of materials, including, without limitation, silver oxide batteries, dental amalgam and related dental alloys and wastes, for the recapture of precious metals therein.

            1.19 "PROPERTY" means that property commonly referred to as the southern portion of 26 Railroad Avenue, Albany, New York which is depicted on APPENDIX A and legally described on APPENDIX B attached hereto.

            1.20 "RELEASE" and "THREATENED RELEASE" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.

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Section 9601, et seq.), and the regulations promulgated thereunder, and shall include without limitation, the spilling, leaking, disposing, discharging, emitting, seeping, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, past, present or future, of any Hazardous Substance.

            1.21 "TENANT'S PROPERTY" shall mean all movable industrial equipment and machinery, furniture, computers, office equipment and machinery, and other items of personal property of Tenant, which can be removed without damage to the Leased Property.

            1.22 "TSD PERMIT" means the permit issued to Landlord by the New York Department of Environmental Conservation and the U.S. Environmental Protection Agency pursuant to 6 NYCRR Part 373 and 40 C.F.R. Part 264, respectively, to store hazardous waste in the Container Storage Building, and any renewal, extension or replacement thereof.

                           ARTICLE 2 - LEASED PROPERTY

            2.1 LEASED PREMISES. (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Property; provided that Landlord shall retain an irrevocable nonexclusive license to use the Common Area, including a right of access thereto; and (b) Landlord agrees not to unreasonably interfere with the business operations of Tenant in the Common Area.

            2.2 ACCESS EASEMENT RIGHTS.

                        (a) Section 3 of the Settlement Agreement provides that
            26 Railroad Avenue, Inc. may relinquish its right to and use of the Access Easement Rights at any time. Mercury Refining Co., Inc. and 26 Railroad Avenue, Inc. hereby agree that neither they nor any party which may hereafter have any interest in the Property shall have the right to relinquish the Access Easement Rights or any tenant's right to and use of the Access Easement Rights and they hereby agree that neither they nor any other party which may hereafter have any interest in the Property shall have the right to modify the Access Easement Rights or their tenant's rights to and use of the Access Easement Rights in any way without obtaining the express prior written consent of the Tenant, which consent shall not be unreasonably withheld, conditioned or delayed provided that the access to the Property from Railroad Avenue shall not be adversely affected in a material way by such modification.

            2.3 TERM.

                        (a) The term of this Lease shall commence at 12:00 a.m.
            on the 12th day of May, 1998 (the "Lease Commencement Date") and shall expire unless earlier terminated or extended as provided herein, at 12:00 a.m. on May 11, 2001. The initial term and extensions thereof pursuant to the terms of this Lease shall be referred to herein as the "Lease Term" or "Term."

                        (b) Provided that no Event of Default (as set forth in
            Section 12.1) exists as of the time Tenant exercises its option for an Extended Term, Tenant shall have the right and option (an "Extension Option") to extend the Lease Term prior to the expiration of the then current Lease Term for the following additional extension terms (individually an "Extended Term" and collectively, the "Extended Terms"):

                                    (i) The First Extended Term of two (2) years
                        shall commence on May 12, 2001 and expire on May 11, 2003;

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                                    (ii) The Second Extended Term of four (4)
                        years shall commence on May 12, 2003 and expire on May 11, 2007;

                                    (iii) The Third Extended Term of three (3)
                        years shall commence on May 12, 2007 and expire on May 11, 2010;

            Landlord must notify Tenant in writing within five (5) business days after Landlord's receipt of Tenant's Exercise Notice (as defined below) if Landlord believes that an Event of Default by Tenant exists and precisely what actions Tenant must take to cure such Event of Default. If Landlord fails to provide such notice, Landlord waives any right to object to the validity of Tenant's exercise of the Extension Option. If Landlord notifies Tenant that an Event of Default existed at the time Landlord received Tenant's Exercise Notice, Tenant shall have a period of thirty (30) days to cure such Event of Default and if such Event of Default is cured within such thirty (30) day period, Tenant's exercise of the Extension Option shall remain valid.

                        (c) Tenant's right to extend the Lease Term for any
            Extended Term shall be exercised by Tenant's delivery of written notice (an "Exercise Notice") in accordance with Section 14.2 to Landlord of its intention to extend the then current Term, which notice shall be delivered at least three (3) months prior to the expiration of the then current Term. Tenant's failure to give such written notice with respect to the extension of the Lease for any Extended Term shall be deemed a waiver of its right to so extend the Lease, but only if Landlord shall have notified Tenant in writing (the "Reminder Notice") of Tenant's failure to exercise its Extension Option in a timely manner and such failure continues for ten (10) days after Tenant's receipt of the Reminder Notice.

                        (d) Notwithstanding any other term of this Lease, upon
            the occurrence of any of the following events, Tenant shall have the option to terminate this Lease: (i) if Landlord or Tenant receives notice that the TSD Permit is being or will be revoked or not renewed for any reason, or (ii) if Landlord or Tenant receives notice that the TSD Permit is being modified so that such modification adversely affects in a material way the ability of Tenant to utilize the Leased Property for Tenant's intended purpose; provided, however, that such modification to the TSD Permit was not caused by Tenant's negligent acts, or (iii) if any of the events set forth in (i) or (ii) actually occurs. The Lease shall be terminated on the thirtieth (30th) day following Tenant giving written notice to Landlord of Tenant's intent to terminate the Lease.

            2.4 RENT.

                        (a) Annual fixed rent on the Leased Property during the
            initial Lease Term and the First Extended Term shall be Seventy Five Thousand Dollars ($75,000) per year, which Tenant agrees to pay in lawful money of the United States in equal monthly installments of Six Thousand Two Hundred Fifty Dollars ($6,250) in advance on the first day of each month at the office of Landlord or such other place as Landlord may designate in writing. All rent and other amounts due hereunder shall be prorated for any partial month during which Tenant occupies the Leased Property.

                        (b) Tenant shall pay Additional Rent as such may become
            due and payable by Tenant under this Lease. Landlord shall have the same rights and remedies for Tenant's failure to pay any Additional Rent as for Tenant's failure to pay the fixed rent in accordance with Section 2.4(a).

                        (c) Except as otherwise provided in the Lease, Tenant's
            obligation to pay all fixed rent payable hereunder shall be absolute and unconditional and shall be paid without notice.

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                        (d) Any liability of Tenant for payment of any money
            required to be paid pursuant to this Lease during the Lease Term (as such Lease Term may be shortened by early termination as provided for herein) shall survive the termination or expiration thereof. Any and all liabilities or obligations of Landlord to be paid or performed by Landlord pursuant to this Lease during the Lease Term (as such Lease Term may be shortened by early termination as provided for herein) shall survive the termination or expiration thereof.

                        (e) Notwithstanding the foregoing, the parties agree
            that, pursuant to section VII.B. of the Order In the Matter of 26 Railroad Avenue Site by Mercury Refining Company, Inc. and MWS New York, Inc., Index No. D3-0001-96-42 (the "Order"), beginning on June 1, 1998 and continuing on the first day of each month through April 1, 2001, Tenant shall pay $2,084.00 of each monthly installment of the fixed rent payment payable to Landlord under Section 2.4(a) of this Lease to the New York State Department of Environmental Conservation (the "DEC") and Tenant shall pay $2,060.00 of the monthly installment of the fixed rent payment which is due on May 1, 2001 to the DEC. Such payments to the DEC by Tenant shall satisfy Tenant's obligation to pay such portion of the fixed rent payments to Landlord.

            2.5 ADJUSTMENT OF FIXED RENT. For each Extended Term following the First Extended Term, Tenant shall pay to Landlord a fixed rent equal to the greater of (i) Fifty Thousand Dollars ($50,000), or (ii) the then current "Market Rent" determined pursuant to this Section 2.5:

                        (a) "Market Rent" means the annual rent which a landlord
            would receive by then renting the property in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, assuming a lease term equal to the term in question, and assuming a lease containing the same terms and provisions as those contained in this Lease; provided that Market Rent shall not include or take into consideration any Installations or other improvements to the Leased Property made by Tenant after the Lease Commencement Date.

                        (b) Landlord shall initially determine the Market Rent
            for the Extended Term and give Tenant notice of such determination not later than thirty (30) days after Landlord receives Tenant's Exercise Notice, failing which the annual fixed rent for that Extended Term shall be the same as the annual fixed rent in effect at the time Tenant delivers the Exercise Notice.

                        (c) If Tenant does not agree with Landlord's
            determination of Market Rent, Tenant shall give notice to Landlord of such disagreement within twenty (20) days after Landlord gives notice to Tenant under Section 2.5(b). If Tenant fails to give such notice of disagreement for any reason, then Tenant shall be bound by Landlord's determination of Market Rent.

                        (d) If Tenant gives Landlord notice of disagreement
            within the time permitted, each party will choose a person with at least five (5) years experience as a commercial/industrial real estate appraiser in the Albany, New York area who shall be a member in good standing of the American Institute of Real Estate Appraisers (or successor organization or if no such organization exists, then persons of similar professional qualification), with the designation M.A.I., and give notice of the name and address of such person to the other within thirty (30) days of the notice of disagreement from Tenant. If only one party appoints an appraiser, then the lone appraiser shall within twenty (20) days render his or her opinion as to the Market Rent. If each party appoints an appraiser, they shall meet and attempt to agree upon the Market Rent within twenty (20) days. If the two appraisers cannot reach agreement as to Market Rent, then those two persons shall within the twenty (20) day period select a third person who is experienced in the determination of commercial/industrial rental rates for similar space in the Albany, New York area and the three appraisers shall make a determination of Market Rent as expeditiously as possible thereafter and in any event within thirty
            (30) days after the selection of the third appraiser. The determination of the appraisers shall be made as follows:

                                    (i) Each appraiser will independently
                        determine the Market Rent and then all will meet and simultaneously disclose to the others their respective determinations.

                                    (ii) If neither the highest nor the lowest
                        determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Market Rent shall be the average of all three determinations.

                                    (iii) If subparagraph (ii) does not apply,
                        then the Market Rent shall be the average of the two determinations which are closest to each other.

                                    (iv) The appraisers shall promptly notify
                        Landlord and Tenant of each of their separate determinations and the resulting Market Rent. The determination of Market Rent pursuant to this procedure shall be final, binding and conclusive upon Landlord and Tenant and may be enforced in a court of competent jurisdiction.

                        (e) Each party will pay any and all fees and expenses
            incurred in connection with such party's appraiser and the fees and expenses for the third appraiser will be borne equally by the parties.

                        (f) Notwithstanding the foregoing, if Tenant is not
            satisfied with the determination of Market Rent by the appraisers, Tenant shall have the right to rescind its exercise of the Extension Option and in such event Tenant shall be responsible for paying the cost of all of the appraisers.

                        (g) Notwithstanding the foregoing, the Market Rent
            during any Extended Term shall not be more than Seventy-five Thousand Dollars ($75,000) per year.

            2.6 DELIVERY. Landlord shall deliver possession of Leased Property to Tenant on the Lease Commencement Date.

            2.7 SECURITY. On or before the Lease Commencement Date, Tenant shall deposit the sum of $6,250 with Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. While any Event of Default exists hereunder with respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to (i) payment of any rent or Additional Rent, (ii) closure of the TSD Permit in accordance with Section 13.2, and (iii) removal of Hazardous Substances in accordance with the provision of Section 13.4(e) hereof, Landlord may use, apply, or retain the whole or any part of the security so deposited for the payment of any such rental payment in default or for any other reasonable sum which Landlord may expend or be required to expend by reason of Tenant's default, whether such damage or deficiency accrues before or after summary proceedings or other re-entry by Landlord. If there is no Event of Default by Tenant at the expiration or termination of this Lease, the security deposit or any balance thereof after deducting a reasonable amount to render Tenant in compliance shall be returned to Tenant within ten (10) days after the expiration or termination of this Lease.

            2.8 PERMITTED USES.

                        (a) Tenant may use and occupy the Leased Property for
            all lawful purposes including but not limited to the management and operation of a mercury processing, recycling and refining business and operation of a permitted treatment, storage and disposal facility for mercury-contaminated waste and other Hazardous Substances, in accordance with the TSD Permit and all other existing and future Government Permits and Approvals obtained by Tenant; provided, however, Tenant may not dispose of mercury contaminated waste or other Hazardous Substances on the Leased Property.

                        (b) Tenant shall not use or knowingly permit any part of
            the Leased Property to be used for any unlawful purpose, or any purpose other than that specified in subsection (a). Tenant shall not use or occupy or permit the Leased Property to be used or occupied, nor do or permit anything to be done in or on the Leased Property, in any manner which will in any way violate any existing or future Government Permit or Approval or make void or voidable any insurance then in force with respect to the Leased Property, or which will cause or be likely to cause structural damage to any building or structure or any part thereof, or which will constitute a public or private nuisance.

                        (c) Tenant shall not use any part of the Leased Property
            for a Precious Metal Operation, except as authorized in that certain Asset Purchase Agreement dated March 11, 1998 between Tenant, 26 Railroad, MERECO, David Cohen and Leo Cohen (the "Asset Purchase Agreement").

            2.9 RESTRICTIVE USE OF PROPERTY. As a material inducement to Tenant's execution of this Lease, Landlord hereby covenants that for so long as this Lease is in effect, Landlord shall not use any portion of the Property, and Landlord shall not enter into any lease, license, use or other agreement which would permit any other party to use any portion of the Property, for retorting or refining mercury (except for minimal mercury retorting in connection with Landlord's Precious Metal Operation) and Landlord agrees that this covenant is intended to be binding upon any party (including Landlord), that now or hereafter owns the Property or any portion thereof, including but not limited to the Leased Property, and their successors and assigns and is intended to be a covenant that shall run with the land. Landlord agrees that this restriction shall be filed of record against the Property.

                      ARTICLE 3 - TAXES & PROPERTY EXPENSES

            3.1 TAXES. Landlord shall pay all real estate taxes which are imposed by any Government Entity upon or with respect to the use, occupancy, possession, operation and/or maintenance of the Property. For the purpose of
Article 3 hereof, real estate taxes shall include, without limitation, (a) taxes, rates and assessments, general or special, levied or imposed on the Property, (b) water and sewer charges, rates and installation, repair and replacement charges, (c) assessments for sewer, water, roads, curbs, gutters and sidewalks, (d) costs and fees for licenses and permits including with respect to Government Permits and Approvals, with the exception of costs and fees for those licenses and permits assumed by Tenant under Section 6.4(b), (e) service charges with respect to fire and police protection, security or street maintenance and lighting, and (f) interest and costs with respect to any of the foregoing (collectively, "Taxes"); provided, however, Landlord shall not pay and Tenant shall pay taxes imposed upon revenues or income from Tenant's business operations and taxes or fees pertaining to the TSD Permit.

            3.2 LIEN PAYMENT RIGHTS. If Landlord fails to pay when due any Taxes or any other amount whatsoever which is secured by or constitutes a lien against the Property which may be foreclosed and which might, in Tenant's reasonable opinion, jeopardize Tenant's leasehold interest in the Leased Property and Landlord fails to pay such Taxes or other amount within thirty (30) days after receiving written notice from Tenant (or sooner in the event foreclosure is imminent), then Tenant shall have the right to pay such Taxes or other amount and deduct the amounts thus expended together with interest thereon at ten percent (10%) per annum from the next installments of fixed rent, Additional Rent and/or any other amounts owed Landlord by Tenant.

                ARTICLE 4 - INSTALLATIONS, REPAIRS & MAINTENANCE

            4.1 INSTALLATIONS. Tenant may make Installations to the Leased Property without Landlord's consent, except that Tenant shall make no Material Installations in or to the Leased Property without Landlord's prior written consent as provided for in Section 4.2, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to the prior written consent of Landlord, and to the provisions of this Article, Tenant, at Tenant's expense, may make Material Installations in or to the Leased Property.

            4.2 APPROVAL OF MATERIAL INSTALLATIONS. Before making any Material Installations, Tenant shall comply with the following:

                        (a) Tenant shall submit reasonably detailed final plans
            and specifications and working drawings (collectively, "Plans") of the proposed Material Installations at least ten (10) days before the date it intends to commence the Material Installations.

                        (b) The Material Installations shall not be commenced
            until after Landlord has received a notice from Tenant stating the date the Material Installations are to commence so that Landlord can post and record an appropriate notice of nonresponsibility. If Landlord fails to respond within ten (10) days, the Plans shall be deemed approved. The Material Installations shall be approved by all appropriate Government Entities and all applicable Government Permits and Approvals shall be obtained before commencement of the Material Installations. Landlord shall cooperate with Tenant in securing all necessary Government Permits and Approvals.

                        (c) All Material Installations shall be completed with
            due diligence in compliance with the Plans and all Laws.

                        (d) Before commencing the Material Installations and at
            all times during construction, Tenant agrees to carry and will require Tenant's contractors and subcontractors to carry such workers compensation, general liability, personal and property damage insurance as Landlord may reasonably require.

            4.3 INSTALLATIONS SURRENDERED. Any Installations made shall remain on and be surrendered with the Leased Property on expiration or termination of the Lease Term, provided, however, (a) Tenant may elect, by giving written notice to Landlord within thirty (30) days before the expiration of the Term, or within thirty (30) days after termination of the Term, to remove any Installations that Tenant made to the Leased Property, and (b) Landlord may elect, by giving written notice to Tenant within thirty (30) days before the expiration of the Term, to require Tenant to remove any Installations that Tenant made to the Leased Property, except any loading dock.

            4.4 ABANDONMENT OF INSTALLATIONS. All Installations not removed by Tenant in accordance with a written notice provided in accordance with Section
4.3 shall be deemed abandoned property (hereinafter "Abandoned Leased Property"). Without liability of any kind whatsoever to Tenant, Landlord may retain, remove, sell, destroy or otherwise dispose of all (or any part of) any Abandoned Leased Property.

            4.5 REPAIRS AND MAINTENANCE.

                        (a) Tenant's Obligations. Except as otherwise expressly
            provided herein, throughout the Lease Term, Tenant, at Tenant's expense, will perform all necessary routine maintenance of the Leased Property, interior and exterior, except for the Common Area which shall be Landlord's responsibility and except for the Access Easement Rights. Tenant, at Tenant's expense, will cleanup any debris in the Common Area other than the Phase I Building if such debris resulted from Tenant's or Tenant's Affiliate's or their invitees' use of the Common Area.

                        (b) Landlord's Obligations. Throughout the Lease Term,
            Landlord shall, at Landlord's Expense, maintain, repair and replace all structural members, walls, footings, roofs, floors and doorways and other material parts of the buildings located on the Leased Property and the parking lots and driving lanes, and shall maintain, repair and replace all mechanical, plumbing, electrical, heating, ventilating and air conditioning systems and all utility metering equipment and facilities and other parts of the Leased Property; except that Tenant shall be responsible for maintenance of all Installations, Material or otherwise, and, subject to the provisions of Section 11.3, Tenant shall be responsible for the repair or replacement of all structures, systems and facilities damaged to the extent caused by Tenant's or Tenant's Affiliates' negligence. Landlord shall be responsible for all Corrective Action on the Property and glass replacement upon the Leased Property. Landlord shall, at Landlord's expense, maintain the Common Area in a clean, safe and operable condition, except for Tenant's cleanup obligations as set forth in Section 4.5(a) hereof, and make all necessary repairs, replacements and improvements to the Common Area. Landlord shall pay all utility charges and expenses pertaining to the Leased Property; provided that, if Tenant is performing waste processing on the Leased Premises, then during such periods Tenant shall be obligated to pay the increased cost of the utilities used in connection with such processing. Any maintenance, repair, replacement or improvement performed by Landlord on the Leased Property shall be performed by Landlord in a manner so as to minimize any disruption to Tenant's business operations.

                        (c) If a Party fails to fulfill any of its obligations
            in this Section 4.5 and such failure continues for ten (10) days after written notice thereof is sent by the other party (or in the event of any emergency to avoid further damage to the Leased Property or Tenant's or Landlord's property or to avoid a disruption in Tenant's business operations no notice shall be required ), the other Party may, but shall not be required to, make such repairs and replacements for the other Party's account, and the nonperforming party shall pay the other party on demand, the amount thus expended. To the extent such nondefaulting Party fulfills the obligations of the defaulting Party as set forth herein, such nondefaulting Party shall be entitled to receive from the defaulting Party, interest on the amounts thus expended from the date the expenditure is paid at an annualized rate of ten percent (10%) as well as a service fee equal to ten percent (10%) of the amount thus expended.

                        (d) Notwithstanding any provision in this Section 4.5 or
            any other provision of this Lease to the contrary, no provision of this Lease is intended or shall be construed to require or impose the obligation, responsibility or liability upon Tenant or any of Tenant's Affiliates for the implementation of Corrective Action and remediation of environmental contaminant conditions on, under or adjacent to the Leased Property arising from the Release of contaminants of whatever description, caused by or resulting from Landlord's operations at any time prior to the Lease Commencement Date (whether or not now known) or for any contaminants which may be Released from any on-going operations conducted by Landlord, Landlord's Affiliates or any of their employees, agents, subsidiaries, lessees (other than Tenant) or related entities. Similarly, nothing in this Section 4.5 is intended or shall be construed to reduce the obligations on Landlord to implement and complete Corrective Action.

                        (e) Tenant agrees to comply with Landlord's reasonable
            rules and policies for usage of the Common Area so long as Landlord gives Tenant prior written notice of such rules and policies and modifies such rules and policies to incorporate any reasonable suggestions of Tenant.

                ARTICLE 5 - CONDEMNATION/DESTRUCTION OF PROPERTY

            5.1 CONDEMNATION. If the whole of the Leased Property is taken under power of eminent domain or is conveyed to any entity having the power of eminent domain under threat of condemnation, this Lease shall terminate on the day on which the condemnor or buyer takes possession thereof. In the event of any taking or conveyance of only a part of the Leased Property which shall, in Tenant's judgment, interfere with Tenant's use or enjoyment thereof, Tenant may terminate this Lease by giving Landlord written notice thereof not more than thirty (30) days after the condemnor or buyer takes possession of the part taken or conveyed. If a partial taking or conveyance shall not interfere with Tenant's use or enjoyment of the Leased Property, or if Tenant does not terminate the Lease as hereinbefore provided, then on the day on which the condemnor or buyer takes possession of the part taken or conveyed, the annual fixed rent and all of Tenant's other obligations herein shall be reduced in proportion to the value of the part of the Leased Property so taken or sold, and Landlord shall to the extent practicable restore the remaining Leased Property to its condition prior to such partial taking or conveyance, anything elsewhere in this Lease regarding repair or replacement to the contrary notwithstanding. Notwithstanding anything to the contrary, Tenant shall be entitled to any award for such taking or sale of all or part of the Leased Property and/or improvements thereon that relates to the value of Tenant's interest in the Lease, the value of Tenant's improvements upon the Leased Property or any of Tenant's relocation expenses.

            5.2 DAMAGE AND DESTRUCTION OF LEASED PROPERTY. If the Leased Property shall be so damaged by fire, lightning, tornado or similar catastrophe so as to render the Leased Property untenantable or unusable to the Tenant in whole or in part and the damage is so great that the Leased Property cannot be rebuilt within ninety (90) days, then Tenant, at its option, may terminate this Lease, and Tenant shall pay rent only up to the time the Leased Property became untenantable or unusable, and shall then surrender the Leased Property to Landlord. If the Leased Property can be made tenantable for Tenant within ninety
(90) days, Landlord shall proceed to do so, and Tenant's rent and all other obligations due Landlord hereunder shall abate during the period the Leased Property are untenantable or unusable.

                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

            6.1 REPRESENTATIONS AND WARRANTIES OF LANDLORD.

                        (a) Landlord represents and warrants that, as of the
            date of execution of this Lease, it is a corporation duly created and validly existing under the laws of the State of New York, with full legal right, power and authority to enter into and perform its obligations under this Lease.

                        (b) Landlord (i) has been duly authorized to enter into
            this Lease; (ii) has the requisite approval of its shareholders and directors; and (iii) to the best knowledge of Landlord, this Lease will not violate any judgment, order, or Law applicable to the Landlord.

                        (c) Landlord represents and warrants as of the Lease
            Commencement Date:

                                    (i) The Property complies in all Material
                        respects with all Laws;

                                    (ii) Landlord has obtained all Government
                        Permits and Approvals required for the Property by any applicable Law;

                                    (iii) Landlord is not subject to, has no
                        notice or knowledge of, and is not required to give any notice of any environmental claim involving the Property except as identified in the corrective action module of the TSD Permit;

                                    (iv) Landlord has provided or otherwise made
                        available to Tenant all environmental records concerning the Property which Landlord possesses or could reasonably have obtained;

                                    (v) There has been no labor or materials
                        furnished to the Property for which payment has not been paid;

                                    (vi) Except as set forth in APPENDIX C
                        annexed hereto, there are no unrecorded mortgages, contracts, purchase agreements, options, leases, easements or other agreements or interests relating to the Property;

                                    (vii) There are no persons in possession of
                        any portion of the Leased Property other than pursuant to a recorded document, or a lease which has been disclosed to Tenant and which will be terminated at or prior to the Lease Commencement Date;

                                    (viii) There are no encroachments or
                        boundary line questions affecting the Leased Property except as set forth in APPENDIX C;

                                    (ix) There are no contracts, leases,
                        licenses, permits and certificates related to the Property, other than those copies of which have been made available to Tenant pursuant to the provisions of this Agreement;

                                    (x) The Leased Property has legal access to
                        Railroad Avenue;

                                    (xi) Landlord has not received notice of any
                        new public improvement project(s), the cost of which a Government entity may assess against the Property;

                                    (xii) The Property and the improvements
                        thereon, and their current use, are in Material compliance with all Government ordinances, statutes, codes, rules, regulations and orders, including, without limitation, zoning, building, subdivision, environmental laws and the Americans with Disabilities Act, and with all private restrictions (whether or not of record) affecting the Property;

                                    (xiii) Except as set forth in APPENDIX C,
                        there is no action, litigation, Government investigation, condemnation or administrative proceeding of any kind pending or, to the Landlord's knowledge, threatened, against Landlord involving any portion of the Property;

                                    (xiv) Landlord is not in default in the
                        performance of any of Landlord's obligations under any easement agreement, covenant, condition, restriction or other instrument relating to the Property;

                                    (xv) The improvements located on the Leased
                        Property and all mechanical, electrical, heating, air conditioning, drainage, sewer, water and plumbing systems, if any, located on the Leased Property are in good condition and repair, age and ordinary wear and tear excepted;

                                    (xvi) To the best of Seller's knowledge,
                        there are no wells located on the Leased Property which: are constructed or maintained in such a manner that their continued use or existence endangers ground water quality or is a safety or health hazard; are inoperable or not in use; or which must be sealed under state or federal law;

                                    (xvii) Neither the execution by Landlord of
                        the Lease nor the performance by Landlord of the terms hereof will conflict with or violate any other agreement or instrument, order or decree to which Landlord is a party or to which Landlord is bound; and

                                    (xviii) 26 Railroad owns fee title to the
                        Property.

            6.2 REPRESENTATIONS AND WARRANTIES OF TENANT.

                        (a) Tenant represents and warrants that, as of the date
            of execution of this Lease, it is a corporation duly created and validly existing under the laws of the State of Minnesota, with full legal right, power and authority to enter into and perform its obligations under this Lease.

                        (b) Tenant (i) has been duly authorized to enter into
            this Lease; (ii) has the requisite approval of its shareholders and directors; and (iii) to the best knowledge of Tenant, this Lease will not violate any judgment, order or Law applicable to the Tenant.

                        (c) Tenant is solvent and can operate the Leased
            Property in accordance with this Lease and all Government Permits and Approvals.

            6.3 COVENANTS OF LANDLORD.

                        (a) Landlord shall provide its full cooperation to
            Tenant in obtaining any renewals or extensions of or replacements to the TSD Permit. Tenant shall have complete control of any renewal or extension of or replacement to the TSD Permit. Tenant will pay Landlord's reasonable attorney's fees in connection with such cooperation if approved in advance by Tenant.

                        (b) Landlord shall have the right to encumber or
            mortgage the Property only if Tenant receives a Non-Disturbance and Attornment Agreement acceptable to Tenant.

                        (c) Landlord shall maintain at its sole cost, all storm
            water runoff related permits for the Property throughout the Term of this Lease provided Tenant does not conduct any outdoor storage of mercury contaminated equipment or waste material and immediately cleans any releases of hazardous substances arising from its operation and otherwise complies with the best management practices in its business operations on the Leased Property as required by such permits.

                        (d) Landlord shall execute any reasonable estoppel
            certificates requested by Tenant within ten (10) days after any such request be Tenant.

            6.4 COVENANTS OF TENANT.

                        (a) Tenant shall not enter into any assignment or
            sublease of the Leased Property without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may, without Landlord's consent, assign this Lease and sublet portions of the Leased Property to any of Tenant's Affiliates and Tenant may assign this Lease in connection with the sale of substantially all of Tenant's assets or the assets of Tenant's Affiliates.

                        (b) Tenant, at Tenant's expense, shall secure, maintain
            and renew, as necessary, all Government Permits and Approvals required by any Law for Tenant's operations at the Leased Property including the TSD Permit.

                        (c) Tenant shall, within ten (10) business days, notify
            Landlord in writing of and provide Landlord all documents related to, any of the following which arise in connection with the Leased Property during the Lease Term and result from operations or activities of Tenant, Tenant's Affiliates or their invitees: any environmental claim, any violation of Law or Release, or any liability or potential liability for response or for corrective action, natural resource damage, or other harm pursuant to CERCLA, RCRA, or any comparable state law.

                        (d) Tenant shall not increase the capacity of the
            Container Storage Building for processable waste without Landlord's written approval, which will not be unreasonably withheld, conditioned or delayed.

                        (e) Tenant, at Tenant's expense, shall take all
            reasonable actions to add itself as co- permittee to the TSD Permit and shall perform all other and further reasonable acts required by any Government Entity from Tenant with respect to said TSD Permit. Tenant may terminate the TSD Permit (in compliance with any applicable Laws) to the extent that Tenant determines that maintaining the TSD Permit is not in the best interest of its business or its shareholders and subject to Landlord's right and election to maintain the TSD Permit after termination of this Lease as set forth in Section 13.2 hereof.

                        ARTICLE 7 - COMPLIANCE WITH LAWS

            7.1 TENANT RESPONSIBLE FOR COMPLIANCE. Except for any representation or warranty of Landlord with respect to the Property's current compliance with any Law as set forth in this Lease or in the Asset Purchase Agreement, Tenant shall maintain the Leased Property in compliance, in all Material respects, with all Laws (other than the Americans with Disabilities Act) existing as of the Lease Commencement Date and be responsible for making any notification or report concerning the Leased Property to a Government Entity required to be made by any Law. Notwithstanding the foregoing, Landlord shall bear all responsibility, cost and expense in connection with complying with and maintaining all storm water permits and for any action required under any Law as a result of any act or omission of Landlord on, prior to or after the Term of this Lease.

            7.2 CONTESTS TO COMPLIANCE. To the extent permitted by Law, Tenant may contest, at Tenant's expense and by appropriate proceedings, the validity or effect of any Law (and Tenant may defer compliance during such contest); provided, however, that:

                        (a) Tenant shall conduct the contest diligently;

                        (b) Tenant shall advise Landlord regularly as to the
            status of the contest;

                        (c) Tenant shall comply with the Law before the Leased
            Property may be forfeited or the operations thereon may be Materially adversely affected by non-compliance with such Law; and

                        (d) Termination or expiration of the Lease Term during
            the pendency of any contest shall not relieve, or otherwise affect in any way, (i) Tenant's obligation to diligently conduct such contest to its conclusion, and (ii) Tenant's liability for any and all costs and expenses of such contest, including, without limitation, payment of any penalty, fine, settlement or judgment imposed as a result of such contest.

                   ARTICLE 8 - PHYSICAL CONDITION OF PROPERTY

            8.1 TENANT ACCEPTS CONDITION OF LEASED PROPERTY. Tenant acknowledges that, except as to the representations and warranties expressly contained in this Agreement and in the Asset Purchase Agreement, Landlord has not made and shall not be deemed to have made, any representation or warranty, express or implied, as to the value, compliance with specifications or legal requirements, condition, merchantability, design, quality, durability, operation or fitness for use or purpose of the Leased Property or any portion thereof, or any other representation or warranty whatsoever, express or implied, with respect to the Leased Property or any portion thereof or otherwise.

                           ARTICLE 9 - RIGHT OF ENTRY

            9.1 RIGHT TO INSPECT. Tenant authorizes Landlord and Landlord's authorized representative(s) to enter the Leased Property at all reasonable times during usual business hours upon twenty-four (24) hour advance written notice but at any time in case of emergency (and by force if necessary in such event) to visually inspect the Leased Property and/or to perform any maintenance or to make any repairs to the Leased Property pursuant to Section 4.5 which Tenant has failed to perform; provided, however, that such actions shall be taken in a manner that minimizes any interference with Tenant's business.

            9.2 RIGHT TO PERFORM TESTING. Tenant shall allow Landlord, its agents and representatives, upon reasonable written notice to Tenant and at Landlord's reasonable discretion and expense, to inspect the Leased Property and conduct an environmental assessment, including invasive soil or groundwater sampling; provided, however, that such actions shall be taken in a manner that minimizes any interference with Tenant's business. All work plans, data and reports generated by or on behalf of Landlord shall be provided to Tenant within five (5) business days of receipt by Landlord.

            9.3 RIGHT TO PERFORM CERTAIN ACTS. Landlord and its duly authorized agents shall have the right at all reasonable times, and upon at least twenty-four (24) hours written notice to enter the Leased Property (i) to do all things necessary and convenient for the performance of the Corrective Action; provided, however, that such actions shall be taken in a manner that minimizes interference with Tenant's business. Tenant and Landlord shall mutually agree upon the scheduling of the Corrective Action to minimize the interference with Tenant's business.

            9.4 LANDLORD LIABLE FOR DAMAGES. Landlord shall be liable to Tenant for damages caused to Tenant by Landlord, Landlord's Affiliates or their invitees for any material disruption to Tenant's business and for any damages caused to the Leased Property or any of Tenant's assets located on the Leased Property resulting from any actions taken hereunder by Landlord, Landlord's Affiliates or their invitees.

                          ARTICLE 10 - INDEMNIFICATION

            10.1 LANDLORD LIABILITY LIMITED. Except as otherwise provided herein and subject to the provisions of Section 11.3, Landlord and Landlord's Affiliates shall not be liable to Tenant for any injury or damage to persons or property resulting from any cause of whatsoever nature unless caused by or due to the willful acts or omissions or negligent acts or omissions or negligence of Landlord or Landlord's Affiliates or arising from contamination on or migration or Release from or to the Property caused by Landlord, Landlord's Affiliates or their respective invitees, or their operations, either prior to, on or following the Lease Commencement Date which shall include but shall not be limited to any Corrective Action.

            10.2 TENANT LIABILITY LIMITED. Except as otherwise provided herein and subject to the provisions of Section 11.3, Tenant and Tenant's Affiliates shall not be liable to Landlord for any injury or damage to persons or property resulting from any cause of whatsoever nature unless caused by or due to the willful or negligent acts or omissions or negligence of Tenant or Tenant's Affiliates following the Lease Commencement Date; provided however, that Landlord shall remain liable for any and all liability arising from contamination on or migration or Release from the Property caused by Landlord, Landlord's Affiliates or their invitees, or their operations, either prior to, on or following the Lease Commencement Date which shall include but shall not be limited to any Corrective Action.

            10.3 INDEMNIFICATION BY TENANT. In furtherance (and not in limitation) of the terms, covenants, conditions and provisions of this Lease and subject to the provisions of Section 11.3, Tenant agrees to indemnify Landlord and Landlord's Affiliates and hold Landlord and Landlord's Affiliates harmless from and against all loss, liability, obligation, damage, penalty, settlement, cost, charge and expense of any kind whatsoever (including, but not limited to reasonable attorneys', engineer's, architects' fees or other expert's fees), whensoever asserted or occurring, which Landlord and/or Landlord's Affiliates may incur or pay out, by reason of:

                        (a) any failure of or by Tenant to perform or comply
            with any and all of the terms, covenants, conditions and provisions of this Lease, but only if and to the extent that such performance or compliance may be accomplished by or is applicable to Tenant; and/or

                        (b) any work or thing of whatsoever kind done in, on, or
            about the Leased Property by Tenant, Tenant's Affiliates, or their respective invitees (including, but not limited to, construction, alterations, repairs, or similar acts of any kind whatsoever, and whether or not authorized by this Lease), including, but not limited to claims made under the State's Labor Law; and/or

                        (c) any negligent, unlawful or willful act or omission
            of Tenant, Tenant's Affiliates or their invitees; and/or

                        (d) any injuries to persons or property occurring in,
            on, or about the Leased Property caused by Tenant, Tenant's Affiliates, or their contractors or invitees (provided, however, that this subsection shall not apply to injuries to persons or property caused by willful acts or omissions or negligence of or from contamination of the Property by Landlord, Landlord's Affiliates or their invitees or resulting from anything associated or connected with the Corrective Action); and/or

                        (e) any liability for response or corrective action,
            natural resource damage, or other harm pursuant to CERCLA, RCRA, the New York Navigation Law or any other Law in any way caused, related to or arising out of Tenant's, Tenant's Affiliates' or their invitees' activities on the Leased Property other than Corrective Action; and/or

                        (f) any environmental claim or health and safety
            condition (including any common law claim) in any way caused, related to or arising out of Tenant's, Tenant's Affiliates' or their invitees' activities on the Leased Property; and/or

                        (g) any violation of any Law or Release, Threatened
            Release or disposal of a Hazardous Substance in any way caused by or arising out of Tenant's, Tenant's Affiliates' or their invitees' activities on the Leased Property.

            10.4 INDEMNIFICATION BY LANDLORD. In furtherance (and not in limitation) of the terms, covenants, conditions and provisions of this Lease and subject to the provisions of Section 11.3, Landlord agrees to indemnify Tenant and Tenant's Affiliates and hold Tenant and Tenant's Affiliates harmless from and against all loss, liability, obligation, damage, penalty, settlement, cost, charge and expense of any kind whatsoever (including, but not limited to reasonable attorneys', engineer's, architects' fees or other expert's fees), whensoever asserted or occurring, which Tenant and/or Tenant's Affiliates may incur or pay out, by reason of:

                        (a) any failure of or by Landlord to perform or comply
            with any and all of the terms, covenants, conditions and provisions of this Lease, but only if and to the extent that such performance or compliance may be accomplished by or is applicable to Landlord; and/or

                        (b) any work or thing of whatsoever kind done in, on, or
            about the Property by Landlord, Landlord's Affiliates, or their respective invitees (including, but not limited to, construction, alterations, repairs, or similar acts of any kind whatsoever, and whether or not authorized by this Lease), including, but not limited to claims made under the State's Labor Law; and/or

                        (c) any negligent, unlawful or willful act or omission
            of Landlord, Landlord's Affiliates, or their invitees; and/or

                        (d) any injuries to persons or property occurring in,
            on, or about the Property caused by Landlord, Landlord's Affiliates, or their respective invitees (provided, however, that this subsection shall not apply to injuries to persons or property caused by willful acts or omissions or negligence of or from contamination of the Leased Property by Tenant, Tenant's Affiliates or their invitees); and/or

                        (e) any liability for response or corrective action,
            natural resource damage, or other harm pursuant to CERCLA, RCRA, the New York Navigation Law or any other Law in any way caused, related to or arising out of the use, operation or activities (past, present and future) by Landlord, Landlord's Affiliates or their invitees activities on the Property, including but not limited to any and all liabilities and costs associated with the Corrective Action; and/or

                        (f) any environmental claim or health and safety
            condition (including any common law claim) in any way caused, related to or arising out of the use, operation or activities (past, present and future) by Landlord, Landlord's Affiliates or their respective invitees activities on the Property, including but not limited to any and all liabilities and costs associated with the Corrective Action; and/or

                        (g) any violation of any Law or Release, Threatened
            Release or disposal of a Hazardous Substance in any way caused by or arising out of Landlord's, Landlord's Affiliates' or their invitees' activities on the Property; and/or

                        (h) any liability for response or corrective action,
            natural resource damages, or other harm pursuant to CERCLA, RCRA, the New York Navigation Law or any other Law, or any environmental claim or health and safety condition or any violation of any Law or Release, Threatened Release or disposal of a Hazardous Substance existing as of the Lease Commencement Date or in any way caused, related to or arising out of the use, operation or activities on the Property prior to the Lease Commencement Date.

            10.5 INDEMNIFICATION OBLIGATION CONTINUING. The indemnification obligations in this Article shall terminate on the expiration or termination of this Lease. Notwithstanding the foregoing, all of Landlord's indemnification and other obligations related to or connected with any Corrective Action and obligations related to or connected with environmental claims or environmental matters shall forever survive the expiration or termination of this Lease for any reason. To the extent that Landlord has provided Tenant with notice of any alleged environmental violations for which indemnification is mandatory by Tenant under Section 10.3 and which allegation is based upon an environmental assessment of the Leased Property, the indemnification obligations of Tenant shall survive the expiration or termination of this Lease provided the Landlord asserts a claim hereunder within a period of one year. Said one-year period shall not be applicable with respect to a violation by Tenant of Section 6.4(c) hereof; in the event of such violation of Section 6.4(c), the one-year period shall begin at the earlier of the time Tenant gives the notice required by
Section 6.4(c) hereof or Landlord discovers Tenant's violation of Section
6.4(c).

            10.6 INDEMNIFICATION PROCEDURES. In the event any demands or claims are asserted against a party entitled to indemnification hereunder ("Indemnified Party"), or any actions, suits or proceedings are commenced against an Indemnified Party for which the other party to this Lease ("Indemnifying Party") is obligated to indemnify an Indemnified Party, then the Indemnified Party shall give notice thereof to the Indemnifying Party within a reasonable amount of time in order to permit the Indemnifying Party the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that the Indemnifying Party's rights are not materially prejudiced. Within ten (10) business days after such notice, the Indemnifying Party shall assume the defense thereof with counsel chosen by the Indemnifying Party or its insurer and reasonably acceptable to the Indemnified Party. The Indemnifying Party shall not be liable for any costs or expenses incurred by a Indemnified Party in connection with any demand, claim, action, suit or proceeding for which the Indemnifying Party is obligated to indemnify the Indemnified Party under this Lease, provided that the Indemnifying Party shall have assumed the defense thereof in accordance with this Section. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, (a) an Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, at the Indemnifying Party's expense, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party on such terms as such Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its own counsel and at its own expense.

                              ARTICLE 11- INSURANCE

            11.1 TENANT'S INSURANCE. Tenant shall at all times and at its expense during the Term of this Lease maintain liability insurance on the Leased Property with respect to bodily injury, property damage, personal injury and advertising injury in the sum of at least $1,000,000 in the aggregate. In addition, Tenant shall keep in force pollution legal liability insurance in the sum of at least $2,000,000 for pollution caused by Tenant on the Leased Property. In both cases, the Landlord shall be named as an additional insured, and Tenant shall deliver certificates of such insurance to Landlord, with a provision that the insurer shall undertake to give Landlord notification of cancellation of such insurance at least thirty (30) days prior to such cancellation.

            11.2 LANDLORD'S INSURANCE. Landlord shall at all times and its expense maintain a policy of all risk property insurance for the full insurable replacement value of all real property improvements on the Property, but in any case not less than $1,000,000, including an endorsement for Building Ordinance Coverage in the amount of $250,000, or higher amount if Tenant agrees to pay the additional premium. In the event the Installations made by Tenant to the Container Storage Building results in a material increase in the cost of such all risk property insurance, Tenant shall pay such increase as Additional Rent. Tenant shall be named as a loss payee as its interests appear on the all risk property insurance policy, and Landlord shall deliver certificates of such insurance to Tenant, with a provision that the insurer shall undertake to give Tenant notification of cancellation of such insurance at least thirty (30) days prior to such cancellation. Landlord agrees that the proceeds of any such insurance shall be utilized to repair or replace the real property improvements unless Tenant determines to terminate this Lease pursuant to Section 5.2 hereof and shall provide Tenant reasonable assurance that the proceeds will be used in such manner, including the escrow of such proceeds with Tenant.

            11.3 WAIVER OF RECOVERY RIGHTS. Notwithstanding anything to the contrary in this Lease, to the extent any loss is covered by insurance, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its Affiliates and each of their directors, officers, shareholders and employees for any loss or damage that may occur to the Leased Property, the Property and any improvements thereon or any personal property of such party by reason of any cause, including the negligence or willful act or omission of the other party hereto, its Affiliates and each of their directors, officers, shareholders and employees.

                         ARTICLE 12 - EVENTS OF DEFAULT

            12.1 TENANT DEFAULTS. Occurrence of any of the following shall constitute an "Event of Default" by Tenant under this Lease:

                        (a) If Tenant shall fail to pay any installment of rent
            or any other charge required to be paid by Tenant hereunder, within
            (30) days after receiving written notice of such failure from Landlord.

                        (b) If Tenant shall fail to perform or observe any other
            term, provision, covenant, condition or requirement of this Lease to be performed or observed and such failure shall continue for thirty
            (30) days after written notice thereof from Landlord, provided that if such failure cannot reasonably be cured within such thirty (30) day period and Tenant commences to cure such failure within such period and is diligently prosecuting the same, then the same shall not constitute an Event of Default hereunder.

                        (c) Upon Tenant's insolvency, making an assignment for
            the benefit of its creditors, appointment of a receiver, or the filing of any action (voluntary or involuntary) by or on behalf of Tenant for the relief of debtors, and such action is not dismissed within sixty (60) days.

                        (d) Any representation and warranty made by Tenant under
            or in connection with this Lease or the Asset Purchase Agreement shall prove to have been incorrect in any Material respect when made.

            12.2 LANDLORD DEFAULTS. Occurrence of any of the following shall constitute an "Event of Default" by Landlord under this Lease:

                        (a) If Landlord shall fail to perform or observe any
            term, provision, covenant, condition or requirement of this Lease or the Asset Purchase Agreement on the part of Landlord to be performed or observed, and such failure shall continue for thirty (30) days after written notice thereof from Tenant, provided that where such failure cannot reasonably be cured within such thirty (30) day period and Landlord commences to cure such failure within such period and is diligently prosecuting the same, then the same shall not constitute an Event of Default hereunder, but in no event shall such cure period exceed ninety (90) days.

                        (b) Upon Landlord's insolvency, making an assignment for
            the benefit of its creditors, appointment of a receiver, or the filing of any action (voluntary or involuntary) by or on behalf of Landlord for the relief of debtors, and such action is not dismissed within sixty (60) days.

                        (c) Any representation and warranty made by Landlord
            under or in connection with this Lease or the Asset Purchase Agreement shall prove to have been incorrect in any Material respect when made.

                        (d) Landlord's failure to comply in all Material
            respects with any Corrective Action obligations.

                        (e) A breach by Landlord of Section 2.2 of this Lease.

                        (f) Any default (which remains uncured after any
            applicable notice and cure period) by 26 Railroad or MERECO under the Asset Purchase Agreement or any other agreement between either of such parties and Tenant or Tenant's Affiliates.

            12.3 REMEDIES. Upon the occurrence of any Event of Default hereunder, the nondefaulting party, may, at its option, terminate this Lease pursuant to Article 13 by giving written notice thereof, in which event this Lease shall cease and terminate. Upon the occurrence of an Event of Default by Tenant, Landlord may proceed to recover possession of the Leased Property in accordance with the provisions of Section 12.4 herein, or by any legal process as may at the time be in operation and force in like cases relative to proceedings between lessors and lessees, and Tenant shall pay for any court costs relative to such proceedings and reasonable legal fees. On the occurrence of an Event of Default by either Party, the nondefaulting Party shall be entitled to all remedies at law or in equity and the nondefaulting Party shall be entitled to recover its costs, including reasonable attorneys' fees, from the defaulting party. In addition to all other remedies Tenant may have under this Lease or other agreements with Landlord, upon the occurrence of an Event of Default by Landlord, Tenant may, at its sole discretion, use and apply any fixed rent or Additional Rent owed to Landlord under this Lease to pay for the performance of any duties of Landlord hereunder which Landlord has failed to perform, provided said failure constitutes a material breach under this Lease. If the Event of Default by Landlord consists of the termination or material adverse modification of the Access Easement Rights and Landlord is not using all reasonable efforts to secure reasonable access rights from Railroad Avenue to the Property, then Tenant shall have the right to apply any and all payments due Landlord hereunder to any legal and other fees and expenses related to obtaining reasonable access rights from Railroad Avenue to the Property and/or enforcing Tenant's right to use the Access Easement Rights.

            12.4 ADDITIONAL REMEDIES OF LANDLORD. Upon the occurrence of any Event of Default hereunder by Tenant, Landlord may require that Tenant, and Tenant shall, immediately vacate and surrender the Leased Property. If Tenant does not so vacate and surrender, Landlord shall have the right, without further demand or notice, to re-enter the Leased Property (Tenant hereby waiving any and all right to any statutory notice of re-entry) and remove all persons and property therefrom. Such re-entry shall be allowed by Tenant without interference or hindrance and Landlord shall not be liable in damages for re-entry or be guilty of trespass. Any remedies specifically provided for in this Section 12.4 are in addition to and not exclusive of any other remedy available to Landlord.

            12.5 ADDITIONAL REMEDIES OF TENANT. If either 26 Railroad or MERECO fails to pay any amounts it owes Tenant or any of Tenant's Affiliates pursuant to this Lease, the Asset Purchase Agreement or any other agreement between either of such parties and Tenant or Tenant's Affiliates, Tenant shall have the right to offset such amounts which have not been paid against all amounts which are owed by Tenant to Landlord under this Lease, including the fixed rent and any Additional Rent.

            12.6 NOT RELEASED. Exercise by a nondefaulting party of a remedy set forth in this Article 12 shall not release the defaulting party from its obligations under this Lease for the remainder of the then current Term (namely the period between the date the nondefaulting party exercises its remedy and the date this Lease would have expired but for the Event of Default and/or the nondefaulting party's exercise of its remedy) even though the remedy exercised shall have been the termination of this Lease.

            12.7 TSD PERMIT. In the event of termination of the Lease, each party agrees to cooperate and submit the documentation necessary to DEC so that the TSD Permit is modified to reflect the parties respective obligations.

            12.8 MITIGATION. Both parties shall take all reasonable actions to mitigate its damages upon any breach hereof by the other party.

            12.9 SHORTENING OF CURE PERIODS. The period(s) in which to cure any Event of Default by Tenant may be reduced by Landlord by writing only in the event a shorter period is required by any Government Entity or Law.

                            ARTICLE 13 - TERMINATION

            13.1 SURRENDER OF LEASED PROPERTY. Upon the termination or expiration of this Lease, Tenant shall surrender the Leased Property to Landlord in the same condition, reasonable wear and tear and insurable casualty damage excepted.

            13.2 CLOSURE OF LEASED PROPERTY. Upon the termination or expiration of this Lease, Tenant shall implement closure of the Container Storage Building as required under the TSD Permit. Such closure shall be performed by Tenant, at Tenant's expense, and shall be fully and timely performed in compliance with the closure plan made part of the TSD Permit and approved by the DEC, and in compliance with all applicable Laws. By giving Tenant written notice prior to Tenant's implementation of such closure, Landlord may, in its discretion, keep the TSD Permit in effect after the expiration or termination of this Lease, but only if Tenant is fully relieved of its closure obligations under the TSD Permit. Nothing herein relieves Tenant of its removal obligations under Section
13.5 hereof.

            13.3 NONCOMPETE OBLIGATION OF LANDLORD.

                        (a) If Landlord elects to maintain the TSD Permit
            pursuant to Section 13.2 hereof, neither Landlord, Landlord's Affiliates or any of their successors, assigns, lessees, licensees or any other person or entity obtaining any interest in or right to the Property, shall for the period of Landlord's noncompete obligation under the Asset Purchase Agreement, retort, treat, store or manage on the Property any materials that require treatment, disposal, or special handling because of their mercury or PCB content.

                        (b) In the event that the above covenant not to compete
            and restrictions with respect to the Property is considered by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for such duration and for such area as said court may determine reasonable under the circumstances. In recognition of the irreparable harm that a violation of the foregoing paragraph would cause to Tenant, 26 Railroad and MERECO each agree that Tenant shall have the right to enforce compliance with this section 13.3 by specific remedies, which shall include, among other things, temporary restraining orders and temporary and permanent injunctions.

            13.4 TERMINATION FOR FORCE MAJEURE. If an event occurs that Materially impairs Tenant's ability to conduct Tenant's operations at the Property for at least thirty (30) days, Tenant may terminate this Lease after the expiration of such thirty (30) day period and the fixed rent, all Additional Rent and any other obligations due Landlord hereunder shall be abated from the date such event occurs. Upon termination, the obligations of the Parties shall cease except for obligations that have accrued prior to the effective date of such termination, any indemnification obligations set forth herein and any closure obligation of either party pursuant to Section 13.2. If Tenant does not elect to terminate this Lease, the fixed rent, all Additional Rent and any other obligations due Landlord hereunder shall be abated during the existence of such event.

            13.5 OBLIGATION TO REMOVE. Prior to the end of the Lease Term (or other expiration of this Lease), at Tenant's expense, Tenant shall:

                        (a) remove all of Tenant's Property from the Leased
            Property;

                        (b) remove all Tenant's waste (whether regulated or
            unregulated), and Tenant's inventory, from the Leased Property;

                        (c) repair all damage to the Leased Property caused by
            Tenant during any such removal other than screw and nail holes and similar minor damage; and

                        (d) to the extent Landlord provides written notice to
            Tenant and provides reasonable supporting evidence that there exists on the Leased Property any Material quantities of Hazardous Substances released by Tenant during the Lease Term, perform such corrective action as necessary to remove such Material quantities of Hazardous Substances from the Leased Property released by Tenant during the Lease Term subject to the terms of Section 10.5 hereof.

            13.6 REMOVAL OF TENANT FROM GOVERNMENT PERMITS AND APPROVALS. Upon termination or expiration of this Lease, Tenant shall perform all reasonable acts to remove itself as a co-permittee to any then existing Government Permits and Approvals, and shall perform all further reasonable acts required by any Government Entity with respect to said Government Permits and Approvals arising solely from Tenant's activities. Landlord shall reasonably assist Tenant in the performance of this obligation.

                           ARTICLE 14 - MISCELLANEOUS

            14.1 BINDING EFFECT. This Lease shall be binding upon and enure to the benefit of Landlord and Tenant and their respective successors and permitted assigns. Except as expressly set forth herein, there are no third parties intended to be benefited by this Lease.

            14.2 NOTICES. All notices required or desired to be given by either party to the other shall be (i) personally delivered, (ii) sent by recognized overnight courier or by certified mail, return receipt requested, postage prepaid, and shall be effective upon actual receipt as verified by written acknowledgment of delivery in the case of personal or overnight delivery and by the return receipt in the case of certified mail, or (iii) via telecopy.

            If to Landlord:

                        Mr. David Cohen
                        1218 Central Avenue
                        Albany, New York 12205

            With copy to:

                        Young & Rowe
                        Executive Woods
                        3 Atrium Drive
                        Albany, New York 12205
                        Attn: Kevin Young

                        and

                        Whiteman Osterman & Hanna
                        One Commerce Plaza
                        Albany, New York 12201
                        Attn: Leslie Apple

            If to Tenant:

                        Brad Buscher
                        MWS New York, Inc.
                        302 North Riverfront Drive
                        Mankato, Minnesota 56001-3548

            With copy to:

                        Maslon Edelman Borman & Brand, LLP
                        3300 Norwest Center
                        90 South Seventh Street
                        Minneapolis, Minnesota 55402-4140
                        Attn: Counsel for Mercury Waste Solutions

Or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party in accordance with the provisions of this Section. Any such notice or other communications shall be deemed given: (i) if mailed, when deposited in the mail, properly addressed and the postage prepaid; or (ii) if sent by telecopy, when transmitted.

            14.3 MEMORANDUM OF LEASE. Contemporaneously with the execution of this Lease, Landlord and Tenant shall execute a Memorandum of Lease in the form prepared by Tenant and approved by Landlord

(which approval shall not be unreasonably withheld, conditioned or delayed) and such memorandum shall be recorded at the sole cost and expense of Landlord.

            14.4 SEVERABILITY. Any provision of this Lease which shall be held invalid, void, unenforceable or illegal shall in no way affect, impair, or invalidate any other provision, and the remaining provisions shall remain in full force and effect.

            14.5 AMENDMENTS. This Lease may not be modified or amended except in a writing signed by all parties hereto.

            14.6 APPENDICES. All appendices referenced as attached to this Lease are incorporated herein as though set forth in full herein.

            14.7 CAPTIONS. Captions used in this Lease are for convenience of reference only and shall not define, limit or expand the terms hereof.

            14.8 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of New York.

            14.9 WAIVER. A waiver by either party of a breach of any provision of this Lease shall not operate or be construed as a waiver of any subsequent breach by either party.

                         ARTICLE 15 - DISPUTE RESOLUTION

            15.1 ARBITRATION. Any controversy or claim arising out of or relating to this Lease or breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof. The arbitration shall be held in the County of Albany, State of New York, and shall be conducted before a single arbitrator mutually agreeable to the parties hereto or, if no agreement can be reached, selected by the American Arbitration Association. The nonprevailing party agrees to pay the prevailing parties' costs of arbitration and enforcement, including reasonable attorneys' fees.

            15.2 FORUM SELECTION: VENUE. Except as other provided in Section 15.1, all questions or controversies arising out of or in any way relating to this Agreement shall be submitted to the Albany County Supreme Court or, in the event the Albany County Supreme Court is without subject matter jurisdiction, to the proper Court of the State of New York having subject matter jurisdiction, and the parties submit themselves to the personal jurisdiction of said Court as the case may be, and any service of a summons, process or other paper in connection with such proceeding may be made by giving notice as provided in this Lease. If either party resorts to suit or other legal proceedings to enforce any right or remedy hereunder, the nonprevailing party agrees to pay the prevailing parties' costs of suit and enforcement, including reasonable attorneys' fees.

                       ARTICLE 16 - RIGHT OF FIRST REFUSAL

            16.1 GRANT OF RIGHT. In consideration of Tenant entering into this Lease, Landlord hereby grants, conveys and transfers to Tenant during the Term of the Lease, subject to an existing right of refusal set forth on APPENDIX D, the first and prior right and privilege of purchasing the Property, or to the extent that any portion of or interest in the Property other than the entire fee interest is subject to purchase, then such portion thereof or interest therein (the "Offered Property") (the "Right of First Refusal").

            16.2 THIRD PARTY OFFER. Upon receipt by Landlord of a written offer reasonably acceptable to Landlord to purchase the Offered Property, made in good faith by a Third Party (the "THIRD PARTY OFFER"), Landlord shall give written notice to Tenant of the Third Party Offer, attaching thereto a true and correct copy of the Third Party Offer, which notice shall contain Landlord's offer to sell the Offered Property to Tenant on the terms and conditions set forth in the Third Party Offer (the "THIRD PARTY NOTICE").

            16.3 ACCEPTANCE/REJECTION. Tenant shall have twenty (20) business days following the day it receives the Third Party Notice to elect to accept or reject the terms and conditions thereof. Tenant shall notify Landlord in writing of Tenant's election to accept the terms of the Third Party Offer before the expiration of said twenty (20) business day period (the "ELECTION PERIOD"). In the event Tenant elects to reject the terms of the Third Party Offer or fails to respond to the Third Party Offer, Landlord shall have the limited right to sell the Offered Property to the Third Party pursuant to the terms of the Third Party Offer. If Tenant elects to reject the terms of the Third Party Offer or fails to respond to the Third Party Offer and Seller does not sell the Offered Property to the Third Party pursuant to the terms of the Third Party Offer within sixty
(60) days after the Election Period, Tenant's Right of First Refusal shall continue in full force and effect. Landlord may not sell the Offered Property to the Third Party on terms different than those specified in the Third Party Offer without first giving to Tenant the Third Party Notice required in Section 16.2.

            16.4 DEFINITION OF "THIRD PARTY". As used herein, the term "Third Party" shall mean a person or entity unrelated to, unaffiliated with, not acting in concert with, and not connected in any manner whatsoever to Landlord or an Affiliate of Landlord.




(SIGNATURES CONTINUE ON NEXT PAGE)

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to be effective as of the date first above written.

                                           MWS NEW YORK, INC.


                                           By:    s/ Mark G. Edlund
                                                  ------------------------------
                                           Name:  Mark G. Edlund
                                           Title: Its President


                                           MERCURY REFINING COMPANY, INC.


                                           By:    s/ Leo Cohen
                                                  ------------------------------
                                           Name:  Leo Cohen
                                           Title: Secretary



                                           26 RAILROAD AVE, INC.


                                           By:    s/ David Cohen
                                                  ------------------------------
                                           Name:  David Cohen
                                           Title: President

Certain Appendices to the Lease Agreement are not being filed herewith. The Registrant undertakes to furnish a copy of any omitted Appendix to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of the omitted Appendices:

                               LIST OF APPENDICES


                Appendix A:   Survey
                Appendix B:   Legal Description of Property
                Appendix C:   Exceptions to Landlord's Representations
                Appendix D:   Description of Existing Right of First Refusal